                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 3, 2001
                                                         ----------------



                                  Advanta Corp.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                          0-14120                            23-1462070
----------------------------        ----------------------              ----------------------
(State or other jurisdiction        (Commission File                    (IRS Employer
 of incorporation)                   Number)                             Identification No.)


Welsh and McKean Roads, P.O. Box 844, Spring House, PA                          19477
------------------------------------------------------                       ----------
(Address of principal executive offices)                                     (Zip Code)



Registrant's telephone number, including area code: (215) 657-4000
                                                    --------------



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Form 8-K                            Advanta Corp.
December 4, 2001

ITEM 5.        OTHER EVENTS.

On December 3, 2001, Advanta Corp. (the "Company" or "Advanta") announced that it expects its 2002 fiscal year operating earnings from continuing business segments to be approximately $1.70 per diluted share, an increase of 20% as compared to $1.41 anticipated for full year 2001. This represents an after tax return on average managed receivables for 2002 of 1.9% to 2.1%. Managed receivables are expected to grow 20% to 35%.

"Our plan for 2002 is to achieve increased profitability while investing heavily in the business card operation for the long-term benefit of our shareholders," said Chairman and Chief Executive Officer Dennis Alter. "We will also maintain our disciplined approach to growth in this economic environment."

Advanta management held a conference call, publicly announced in the Company's press release dated November 16, 2001, on December 3, 2001, at 9:00 am Eastern time. The call was broadcast simultaneously for the public over the Internet through www.advanta.com and www.vcall.com. Replays are available on the Vcall site for 30 days from the date of the call.

During the conference call management indicated the following:

- Management anticipates that the Company will invest approximately $20 million in the business to strengthen the Company's position as a leading issuer of credit cards to the small business market. These investments are expected to be predominantly in the form of operating expenses.
- Management reviewed the Business Card profit model for 2002, indicating that revenues net of interest expense are anticipated to be between 22% and 23% of average managed receivables. For 2002, management anticipates net credit losses will be between 8.5% and 9.5% of average managed receivables. For 2002, management also anticipates risk adjusted revenues will be between 13% and 14% of average managed receivables and operating expenses are expected to be between 9.5% and 9.9% of average managed receivables. Management indicated that the full year 2002 guidance reflects $10 million to $12 million, or 40 to 50 basis points of average managed receivables, of additional provisions to the allowance for loan losses above projected charge-offs.
- Management indicated that net credit losses on a 12 month lagged basis will increase only 30 to 50 basis points from 2001. Management expects the lagged charge-off rate to increase approximately 100 to 120 basis points in the first half of 2002 as compared to the average 12 month lagged charge-off rate for 2001. Management expects the lagged charge-off rate for the second half of 2002 to be flat to slightly lower than the average 12 month lagged charge-off rate for 2001.
- Management indicated that charge-offs for accounts with origination FICO scores of 660 or above are currently running at approximately 7% to 8%. Management also indicated that charge-offs for accounts with origination FICO scores below 660, a small percentage of the managed portfolio most of which were originated in late 1999 through May 2000, are currently running above 14%.

                                       -2
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-       Management reviewed the pace of earnings for 2002. Management indicated
        that earnings in the first half of 2002 are anticipated to be relatively flat as compared to the first half of 2001, as a result of accounts with origination FICO scores below 660 hitting their peak charge-off period and investment spending initiatives. Management indicated that earnings in the second half of 2002 are anticipated to increase over 30% as compared to the second half of 2001, as a result of relatively flat absolute dollar charge-offs throughout the year and anticipated stronger receivables growth in the second half of 2002.
- Management indicated that the Leasing portfolio had performed better than revised expectations over the past two months.

Advanta is a highly focused financial services company which has been providing innovative financial solutions since 1951. Advanta leverages its first-class direct marketing and information based expertise to develop state-of-the-art data warehousing and statistical modeling tools that identify potential customers and new target markets. Over the past five years, it has used these distinctive capabilities to become one of the nation's largest issuers of MasterCard business credit cards to small businesses. Learn more about Advanta at www.advanta.com.

This Report and the press release dated December 3, 2001 (included in this report as Exhibit 99.1) contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest margin; (2) competitive pressures; (3) political, social and/or general economic conditions that affect the level of new account acquisitions, customer spending, delinquencies and charge-offs; (4) factors affecting fluctuations in the number of accounts or loan balances; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company's receivables;
(8) factors affecting the value of investments held by the Company; (9) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators, examinations, and the agreements between the Company's bank subsidiaries and their regulators; (10) relationships with significant vendors and business partners; (11) the amount and cost of financing available to the Company; and (12) the impact of litigation. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

ITEM 7.        EXHIBITS.

        Exhibit No.                         Exhibit
        -----------                         -------

          99.1                              Press Release dated December 3, 2001




                                       -3
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Form 8-K                            Advanta Corp.
December 4, 2001



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     Advanta Corp.



                                     By:/s/Elizabeth H. Mai
                                        ----------------------------------------
                                        Elizabeth H. Mai, Senior Vice President,
                                        Secretary and General Counsel



December 4, 2001


                                       -4
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                                  EXHIBIT INDEX



Exhibit No.                      Exhibit                   Manner of Filing
-----------                      -------                   ----------------

99.1                       Press Release dated           Filed electronically
                           December 3, 2001              herewith